UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/28/2011

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Not applicable.

(b)        On November 28, 2011, as a result of Dennis Campagna assuming the role of principal accounting officer as described in (c) below, Maureen O'Connell, the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, ceased acting in the role of principal accounting officer which had been temporarily assumed by her.

(c)        On November 28, 2011, the Company hired Mr. Dennis Campagna to assume the role of Senior Vice President and Chief Accounting Officer (principal accounting officer) for the Company. Before joining the Company, Mr. Campagna, age 50, was the Regional Controller of Clear Channel Radio from July 2008, through October 2011. From January 1993 through July 2008, he worked at Time Inc., ultimately rising to the position of VP, Assistant Controller. Mr. Campagna is a Certified Public Accountant who began his career at Coopers and Lybrand.

There are no family relationships among Mr. Campagna and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Campagna that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d)        Not applicable.

(e)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: November 30, 2011	By:	/s/ Maureen O'Connell
Maureen O'Connell
Executive Vice President, Chief Financial Officer and Chief Accounting Officer